For the fiscal period ended 12/31/02
File number 811-7064

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I. The Target Portfolio Trust ? Large Capitalization Value Portfolio (JP Morgan Investment Management)

1.   Name of Issuer
	CIT Group

2.   Date of Purchase
	07/01/02

3.   Number of Securities Purchased
	900 shares

4.   Dollar Amount of Purchase
	$20,700

5.   Price Per Unit
	$23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Goldman Sachs

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER:

Goldman, Sachs & Co.
Lehman Brothers, Inc.
J.P. Morgan Securities, Inc.
Banc of America Securities, LLC
Credit Suisse First Boston Corporation
Salomon, Smith, Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Deutsche Bank Securities Inc.
UBS Warburg LLC
Wachovia Securities, Inc.
Banca IMI S.p.A
ABN AMRO Rothschild, LLC
BNP Paribas Securities Corp.
Barclays Bank PLC
Commerzbank Capital Markets Corp.
RBC Dain Rauscher Inc.
ING Barings LLC
Mizuho International plc.
BNY Capital Markets Inc.
BMO Nesbit Burns Corp.
Blaylock & Partners L.P.
Credit Lyonnais Securities (USA) Inc.
Dresdner Kleinwort Wasserstein Securities LLC
Fleet Securities Inc.
SG Cowen Securities Corporation
U.S. Bancorp Piper Jaffray Inc.
The Williams Capital Group L.P.
BOE Securities Inc.
The Buckingham Research Group Inc.
Legg, Mason, Wood, Walker, Inc.
Neuberger Berman, LLC
Sandler, O?Neill & Partners L.P.
Scotia Capital (USA), Inc.
TD Securities (USA), Inc.
WestLB Panmure Securities Inc.
Cantor Fitzgerald & Co.
Keefe, Bruyette, & Woods Inc.
McDonald Investments Inc., A KeyCorp Company
Samuel A. Ramierez & Company Inc.
Muriel Siebert & Co. Inc.
Sturdivant & Co. Inc.
Utendahl Capital Partners LP